Contact: Kleyton Parkhurst, SVP
ePlus inc.
investors@eplus.com
703-984-8150

ePlus Reports Third Quarter Financial Results
Diluted EPS Increased 18.9% on 10.4% Revenue Growth

HERNDON, VA – February 5, 2014 – ePlus inc. (NASDAQ NGS: PLUS – news) today announced financial results for the three and nine months ending December 31, 2013.  For the third quarter of its fiscal year ending March 31, 2014, compared to the same quarter last year:

•	Total revenues increased 10.4% to $267.2 million.
•	Net earnings increased 17.5% to $10.6 million.
•	Fully diluted earnings per share increased 18.9% to $1.32 per share.
•	Gross margin on sales of products and services increased 140 basis points to 18.9%.
•	The company repurchased 82,522 shares of common stock.

“Third quarter results illustrate our ability to achieve double-digit revenue growth as a provider of complex integrated solutions to a diversified customer base. Gross margin on sales of products and services expanded by 140 basis points, year-on-year and was up 110 basis points sequentially due primarily to a more favorable business mix.  As a result, net earnings increased 17.5%, a faster rate than revenues, reflecting our on-going focus on improving productivity and optimizing operations,” stated Phillip G. Norton, chairman, CEO, and president of ePlus.  “We are continuing to invest in expanding engineering and sales headcount to address market opportunities.”

Cash and cash equivalents were $40.5 million at December 31, 2013, down from $52.7 million at March 31, 2013, in part due to the repurchase of $7.8 million in stock, the acquisition of AdviStor, Inc., and purchases of equipment or software that are financed for customers through the Company’s financing segment. As of December 31, 2013, the Company had total stockholders’ equity of $259.7 million and 8.1 million shares outstanding, as compared to $238.2 million and 8.1 million shares, respectively, as of March 31, 2013.

Results of Operations – Three Months Ended December 31, 2013

The Company presents its financial results in two segments, the technology and financing segments.  The technology segment sells information technology equipment, software, and related services primarily to corporate customers on a nationwide basis, and also provides Internet-based business-to-business supply chain management solutions for information technology and other operating resources. The financing segment offers lease and other financing solutions to commercial and governmental entities nationwide.

Technology Segment

The results of operations for the technology segment for the three months ended December 31, 2013 and 2012 were as follows (in thousands):

Three Months Ended December 31,

	2013	2012	Change
Sales of product and services	$255,747	$228,053	$27,694	12.1%
Fee and other income	2,193	1,360	833	61.3%
Total revenues	257,940	229,413	28,527	12.4%

Cost of sales, product and services	207,378	188,103	19,275	10.2%
Professional and other fees	1,770	2,041	(271)	(13.3%)
Salaries and benefits	28,460	24,330	4,130	17.0%
General and administrative expenses	5,082	4,733	349	7.4%
Interest and financing costs	19	19	-	0.0%
Total costs and expenses	242,709	219,226	23,483	10.7%

Segment earnings	$15,231	$10,187	$5,044	49.5%

Gross margin, product and services	18.9%	17.5%

Total revenues.  Total revenues increased 12.4% to $257.9 million compared to $229.4 million in the quarter ended December 31, 2012, driven by a combination of higher revenues from the Company’s Fortune 100 customer base and increased professional service revenues.

Total costs and expenses.  Total costs and expenses were $242.7 million compared to $219.2 million in the same quarter last year, an increase of 10.7%. The increase in costs and expenses was due primarily to revenue growth as well as the Company’s investments in sales and technical support personnel to provide customers with advanced technology solutions.

Gross margin on sales of product and services increased 140 basis points to 18.9% for the quarter ended December 31, 2013 from 17.5% for the same quarter last year, primarily due to increases in revenues from sales of third-party software assurance, maintenance, and services, which are presented on a net basis, as well as higher vendor incentives earned. Gross margin increased sequentially from 17.8% in the quarter ending September 30, 2013, which was also due to the increase in sales of third-party software assurance, maintenance, and service.

The increase in costs and expenses was also attributable to increases in salaries and benefits, due to increases in personnel, higher commissions, and higher healthcare costs.  The technology segment’s headcount increased 11.5% to 903 employees at the end of the third fiscal quarter from the comparable 2012 period.  Most of the increased headcount is comprised of sales and engineering personnel, as ePlus continues to build its solutions offerings and expand its geographical footprint.

Segment earnings.  Segment earnings increased 49.5% to $15.2 million for the quarter.

Financing Segment

The results of operations for the financing segment for the three months ended December 31, 2013 and 2012 were as follows (in thousands):

Three Months Ended December 31,
	2013	2012	Change
Financing revenue	$9,228	$12,510	$(3,282)	(26.2%)
Fee and other income	14	102	(88)	(86.3%)
Total revenues	9,242	12,612	(3,370)	(26.7%)

Direct lease costs	3,055	2,934	121	4.1%
Professional and other fees	238	457	(219)	(47.9%)
Salaries and benefits	2,335	3,205	(870)	(27.1%)
General and administrative expenses	315	176	139	79.0%
Interest and financing costs	477	498	(21)	(4.2%)
Total costs and expenses	6,420	7,270	(850)	(11.7%)

Segment earnings	$2,822	$5,342	$(2,520)	(47.2%)

Total revenues.  Total revenues decreased 26.7% to $9.2 million from $12.6 million in the comparable year-ago period.  Last year’s results included a large amount of net gains from the early termination of certain lease agreements and the buyout of the related equipment. As of December 31, 2013, the Company had $140.1 million of investments in notes and leases compared to $123.1 million at December 31, 2012, an increase of $17.0 million, or 13.8%.

Total costs and expenses.  Total costs and expenses were $6.4 million, 11.7% lower than the quarter ended December 31, 2012, due mainly to lower commission expenses. As of December 31, 2013, this segment had 58 employees, down from 59 employed as of December 31, 2012.  Professional and other fees decreased $0.2 million, or 47.9% due to lower broker and outside service fees.

Segment earnings.  Segment earnings were $2.8 million compared to $5.3 million for the same quarter of the prior year.

Results of Operations – Nine Months Ended December 31, 2013

Technology Segment

The results of operations for the technology segment for the nine months ended December 31, 2013 and 2012 were as follows (in thousands):

	Nine Months Ended December 31,

	2013	2012	Change
Sales of product and services	$764,067	$712,513	$51,554	7.2%
Fee and other income	5,478	4,953	525	10.6%
Total revenues	769,545	717,466	52,079	7.3%

Cost of sales, products and services	625,562	587,693	37,869	6.4%
Professional and other fees	6,214	6,804	(590)	(8.7%)
Salaries and benefits	83,603	72,826	10,777	14.8%
General and administrative	15,596	14,183	1,413	10.0%
Interest and financing costs	64	70	(6)	(8.6%)
Total costs and expenses	731,039	681,576	49,463	7.3%

Segment earnings	$38,506	$35,890	$2,616	7.3%

Gross margin, products and services	18.1%	17.5%

Total revenues. Total revenues for the nine months ended December 31, 2013 increased by $52.1 million, or 7.3%, to $769.5 million due to increases in demand for products and services primarily from the Company’s Fortune 100 customers and increases in ePlus professional service revenues.

Total costs and expenses. Total costs and expenses for the nine months ended December 31, 2013 increased $49.5 million, or 7.3%, to $731.0 million due to increases in cost of sales, product and services, salaries and benefits and general and administrative expenses. Gross margin on the sale of product and services increased to 18.1% for the nine months ended December 31, 2013, from 17.5% in the prior year from increases in ePlus professional service revenues, as well as sales of third-party software assurance, maintenance, and services, which are recorded on a net basis. These increases were offset by a slight reduction in the amount of vendor incentives earned during the nine months ended December 31, 2013.

Salaries and benefits expense increased $10.8 million to $83.6 million, compared to $72.8 million in the prior year, an increase of 14.8%. This increase was driven by an increase in the number of employees to 903 and the related benefits as well as higher commissions resulting from higher gross profits.

General and administrative expenses increased $1.4 million, or 10.0%, to $15.6 million during the nine months ended December 31, 2013 compared to the prior year, due to higher rent and travel expenses as a result of our continued expansion efforts, as well as an adjustment to increase the fair value of contingent consideration related to a previous acquisition, which was settled and paid during the current fiscal year.

Segment earnings. As a result of the foregoing, segment earnings increased $2.6 million to $38.5 million for the nine months ended December 31, 2013, an increase of 7.3%.

Financing Segment

The results of operations for the financing segment for the nine months ended December 31, 2013 and 2012 were as follows (in thousands):

	Nine Months Ended December 31,

	2013	2012	Change
Financing revenue	$27,989	$27,823	$166	0.6%
Fee and other income	94	1,511	(1,417)	(93.8%)
Total revenues	28,083	29,334	(1,251)	(4.3%)

Direct lease costs	9,803	7,638	2,165	28.3%
Professional and other fees	940	1,514	(574)	(37.9%)
Salaries and benefits	7,559	7,982	(423)	(5.3%)
General and administrative	861	792	69	8.7%
Interest and financing costs	1,325	1,298	27	2.1%
Total costs and expenses	20,488	19,224	1,264	6.6%
Segment earnings	$7,595	$10,110	($2,515)	(24.9%)

Total revenues. Total revenues decreased by $1.3 million, or 4.3%, to $28.1 million for the nine months ended December 31, 2013 due to decreases in remarketing and broker fee income.   Our investments in notes and leases increased as of December 31, 2013 to $140.1 million from $123.1 million in the prior year.

Total costs and expenses. Total costs and expenses increased $1.3 million to $20.5 million. Direct lease costs increased $2.2 million, or 28.3%, to $9.8 million mostly due to increases in depreciation expense for equipment under operating leases.  Professional and other fees decreased by $574 thousand, or 37.9%, due to lower broker fees and legal fees. Salary and benefits expenses decreased by $423 thousand, or 5.3% to $7.6 million, due to lower commissions and bonuses as a result of the decrease in revenues during the period. Our financing segment employed 58 people as of December 31, 2013, down slightly from 59 people as of December 31, 2012. Non-recourse and recourse notes payable was $53.4 million at December 31, 2013, as compared to $36.2 million at December 31, 2012. Our weighted average interest rate for notes payable declined to 3.49% as of December 31, 2013, as compared to 4.83% as of December 31, 2012, and as a result, interest and financing costs were flat as compared to the prior year.

Segment earnings. As a result of the foregoing, segment earnings decreased $2.5 million to $7.6 million for the nine months ended December 31, 2013.

Conference Call Information

The Company will host a conference call on Wednesday, February 5, 2014 at 5:00 p.m. Eastern Time to review and discuss the Company’s results for the third quarter ended December 31, 2013.  The call can be accessed live over the phone by dialing (877) 870-9226, or for international callers, (973) 890-8320.  Passcode 35792296.  A live webcast will be available via the Company’s investor relations Web site at www.eplus.com/investors.

A replay will be available shortly after the call and can be accessed by dialing (855) 859-2056, or for international callers, (404) 537-3406.  Passcode 68944298.  The replay will be available until February 12, 2014, and the webcast will also remain available for replay via the Company’s investor relations page of its Web site.

About ePlus inc.

ePlus is a leading integrator of technology solutions. ePlus enables organizations to optimize their IT infrastructure and supply chain processes by delivering world-class IT products from top manufacturers, managed and professional services, flexible lease financing, proprietary software, and patented business methods and systems.  Founded in 1990, ePlus has more than 900 associates serving federal, state, municipal, and commercial customers nationally.  The Company is headquartered in Herndon, VA.  For more information, visit www.eplus.com, call 888-482-1122, or email info@eplus.com. Connect with ePlus on Facebook at www.facebook.com/ePlusinc and on Twitter at www.twitter.com/ePlusinc.

ePlus® and ePlus products referenced herein are either registered trademarks or trademarks of ePlus inc. in the United States and/or other countries.

Forward-Looking Statements

Statements in this press release that are not historical facts may be deemed to be “forward-looking statements.”  Actual and anticipated future results may vary materially due to certain risks and uncertainties, including, without limitation, possible adverse effects resulting from financial market disruption and general slowdown of the U.S. economy such as our current and potential customers’ delaying or reducing technology purchases, increasing credit risk associated with our customers and vendors, reduction of vendor incentive programs, the possibility of additional goodwill impairment charges, and restrictions on our access to capital necessary to fund our operations; the demand for and acceptance of, our products and services; our ability to adapt our services to meet changes in market developments; our ability to adapt to changes in the IT industry and/or rapid change in product standards; our ability to hire and retain sufficient personnel; our ability to realize our investment in leased equipment; our ability to protect our intellectual property; our ability to consummate and integrate acquisitions; the creditworthiness of our customers; our ability to raise capital and obtain non-recourse financing for our transactions; our ability to reserve adequately for credit losses; the impact of competition in our markets; the possibility of defects in our products or catalog content data; and other risks or uncertainties detailed in our reports filed with the Securities and Exchange Commission including the Company’s most recent reports on Form 10-Q and Form 10-K.  All information set forth in this press release is current as of the date of this release and ePlus undertakes no duty or obligation to update this information.

ePlus inc. AND SUBSIDIARIES
UNAUDITED CONDENSED CONSOLIDATED BALANCE SHEETS

As of December 31, 2013	As of March 31, 2013
ASSETS	(amounts in thousands)

Cash and cash equivalents	$40,498	$52,720
Short-term investments	-	982
Accounts receivable—trade	214,123	173,445
Accounts receivable—other	27,821	18,809
Inventories—net	24,285	14,795
Notes receivable—net	43,312	31,893
Investment in leases and leased equipment—net	96,760	90,710
Property and equipment—net	4,253	2,213
Deferred costs	11,473	10,234
Other assets	9,238	9,107
Goodwill and other intangible assets	35,014	32,964
TOTAL ASSETS	$506,777	$437,872

LIABILITIES AND STOCKHOLDERS' EQUITY

LIABILITIES

Accounts payable—equipment	$7,799	$5,379
Accounts payable—trade	43,313	31,331
Accounts payable—floor plan	84,761	66,251
Salaries and commissions payable	12,274	12,911
Deferred revenue	23,108	16,970
Accrued expenses and other liabilities	17,897	20,264
Recourse notes payable	2,914	1,484
Non-recourse notes payable	50,451	40,255
Deferred tax liability	4,516	4,795
Total Liabilities	247,033	199,640

COMMITMENTS AND CONTINGENCIES

STOCKHOLDERS' EQUITY

Preferred stock, $.01 par value; 2,000,000 shares authorized; none issued or outstanding	-	-
Common stock, $.01 par value; 25,000,000 shares authorized; 13,025,745 issued and 8,088,484 outstanding at December 31, 2013 and 12,899,386 issued and 8,149,706 outstanding at March 31, 2013	130	129
Additional paid-in capital	104,525	99,641
Treasury stock, at cost, 4,937,261 and 4,749,680 shares, respectively	(77,614)	(67,306)
Retained earnings	232,414	205,358
Accumulated other comprehensive income—foreign currency translation adjustment	289	410
Total Stockholders' Equity	259,744	238,232
TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$506,777	$437,872

ePlus inc. AND SUBSIDIARIES
UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
	Three Months Ended December 31,		Nine Months Ended December 31,
	2013	2012	2013	2012
	(amounts in thousands, except shares and per share data)
Sales of product and services	$255,747	$228,053	$764,067	$712,513
Financing revenue	9,228	12,510	27,989	27,823
Fee and other income	2,207	1,462	5,572	6,464

TOTAL REVENUES	267,182	242,025	797,628	746,800

COSTS AND EXPENSES

Cost of sales, product and services	207,378	188,103	625,562	587,693
Direct lease costs	3,055	2,934	9,803	7,638
	210,433	191,037	635,365	595,331

Professional and other fees	2,008	2,498	7,154	8,318
Salaries and benefits	30,795	27,535	91,162	80,808
General and administrative expenses	5,397	4,909	16,457	14,975
Interest and financing costs	496	517	1,389	1,368
	38,696	35,459	116,162	105,469

TOTAL COSTS AND EXPENSES	249,129	226,496	751,527	700,800

EARNINGS BEFORE PROVISION FOR INCOME TAXES	18,053	15,529	46,101	46,000

PROVISION FOR INCOME TAXES	7,443	6,496	19,050	18,872

NET EARNINGS	$10,610	$9,033	$27,051	$27,128

NET EARNINGS PER COMMON SHARE—BASIC	$1.33	$1.11	$3.37	$3.42
NET EARNINGS PER COMMON SHARE—DILUTED	$1.32	$1.11	$3.34	$3.38

WEIGHTED AVERAGE SHARES OUTSTANDING—BASIC	7,950,354	7,843,153	7,946,746	7,778,174
WEIGHTED AVERAGE SHARES OUTSTANDING—DILUTED	7,982,418	7,843,153	8,012,840	7,867,982

ePlus inc. AND SUBSIDIARIES
UNAUDITED STATEMENTS OF OPERATIONS BY SEGMENT

	Three Months Ended December 31,
	2013		2012
	Technology	Financing	Technology	Financing
	(amounts in thousands)
Sales of product and services	$255,747	$ -	$228,053	$ -
Financing revenue	-	9,228	-	12,510
Fee and other income	2,193	14	1,360	102
TOTAL REVENUE	257,940	9,242	229,413	12,612

Cost of sales, product and services	207,378	-	188,103	-
Direct lease costs	-	3,055	-	2,934
Professional and other fees	1,770	238	2,041	457
Salaries and benefits	28,460	2,335	24,330	3,205
General and administrative expenses	5,082	315	4,733	176
Interest and financing costs	19	477	19	498
TOTAL COSTS AND EXPENSES	242,709	6,420	219,226	7,270

SEGMENT EARNINGS	$15,231	$2,822	$10,187	$5,342

	Nine Months Ended December 31,
	2013		2012
	Technology	Financing	Technology	Financing
	(amounts in thousands)
Sales of product and services	$764,067	$ -	$712,513	$ -
Financing revenues	-	27,989	-	27,823
Fee and other income	5,478	94	4,953	1,511
TOTAL REVENUES	769,545	28,083	717,466	29,334

Cost of sales, product and services	625,562	-	587,693	-
Direct lease costs	-	9,803	-	7,638
Professional and other fees	6,214	940	6,804	1,514
Salaries and benefits	83,603	7,559	72,826	7,982
General and administrative expenses	15,596	861	14,183	792
Interest and financing costs	64	1,325	70	1,298
TOTAL COSTS AND EXPENSES	731,039	20,488	681,576	19,224

SEGMENT EARNINGS	$38,506	$7,595	$35,890	$10,110